Exhibit 3.4

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A CORPORATION TO A
LIMITED PARTNERSHIP PURSUANT TO
SECTION 17-217 OF THE LIMITED PARTNERSHIP ACT

FIRST. The jurisdiction where the Corporation first formed is Ohio.

SECOND. The jurisdiction immediately prior to filing this Certificate is Ohio.

THIRD. The date the Corporation first formed is March 26, 1960.

FOURTH. The name of the Corporation immediately prior to filing this Certificate is Forest City Enterprises, Inc.

FIFTH. The name of the Limited Partnership as set forth in the Certificate of Limited Partnership is Forest City Enterprises, L.P.

SIXTH. The effective time of this Certificate of Conversion is December 31, 2015 at 11:59 pm, Eastern Time.

(signature page follows)

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion as of the 30th day of December, 2015.

Forest City Realty Trust, Inc.,
its General Partner

By: /s/ David J. LaRue
Name: David J. LaRue
Title: President and Chief Executive Officer

Form 700 Prescribed by:

JON HUSTED
OHIO SECRETARY OF STATE

Toll Free: (877) SOS-FILE (877-767-3453)
Central Ohio: (614) 466-3910
www.OhioSecretaryofState.gov
busserv@OhioSecretaryofState.gov
File online or for more information: www.OHBusinessCentral.com

Mail this form to one of the following:

Regular Filing (non expedite)
P.O. Box 1329
Columbus, OH 43216

Expedite Filing (Two business day processing time. Requires an additional $100.00)
P.O. Box 1390
Columbus, OH 43216

Certificate for Conversion for Entities Converting Within or Off the Records of the Ohio Secretary of State

Filing Fee: $99

Form Must Be Typed

(CHECK ONLY ONE (1) BOX)

(1) [x] **Converting Within The Records of the Ohio Secretary of State**

(2) [ ] **Converting Off The Records of the Ohio Secretary of State**
(187-VXX)

Name of the converting entity: Forest City Enterprises, Inc.

Jurisdiction of Formation: Ohio

Charter/Registration Number: 289329

The converting entity is a:
(Check Only (1) One Box)

- [x] Domestic Corporation (For-Profit or Nonprofit)
- [ ] Foreign Corporation (For-Profit or Nonprofit)
- [ ] Domestic Nonprofit Limited Liability Company
- [ ] Foreign Nonprofit Limited Liability Company
- [ ] Domestic For-Profit Limited Liability Company
- [ ] Foreign For-Profit Limited Liability Company
- [ ] Partnership
- [ ] Domestic Limited Partnership
- [ ] Foreign Limited Partnership
- [ ] Domestic Limited Liability Partnership
- [ ] Foreign Limited Liability Partnership

The converting entity hereby states that it has complied with all laws in the jurisdiction under which it exists and that those laws permit the conversion.

Name of the converted entity	Forest City Enterprises, L.P.
Jurisdiction of Formation	Delaware

The converted entity is a:
(Check Only (1) One Box)

- ☐ Domestic Corporation (For-Profit)
- ☐ Foreign Corporation (For-Profit or Nonprofit)
- ☐ Domestic Nonprofit Limited Liability Company
- ☐ Foreign Nonprofit Limited Liability Company
- ☐ Domestic For-Profit Limited Liability Company
- ☐ Foreign For-Profit Limited Liability Company
- ☐ Partnership
- ☐ Domestic Limited Partnership
- ☒ Foreign Limited Partnership
- ☐ Domestic Limited Liability Partnership
- ☐ Foreign Limited Liability Partnership

Effective Date **(Optional)** 12/31/2015 at 11:59 pm **(The conversion is effective upon the filing of this certificate or on a later date specified in the certificate)**

Name and address of the person or entity that will provide a copy of the declaration of conversion upon written request.

Forest City Enterprises, L.P.
Name

50 Public Square, Suite 1100
Mailing Address

City	State	Zip Code
Cleveland	Ohio	44113

Required information that must accompany conversion certificate if box 2 is checked

If the converting entity is a domestic or foreign entity that will not be licensed in Ohio, provide the name and address of the statutory agent upon whom any process, notice or demand may be served.

Name of Statutory Agent

Mailing Address

City	State	Zip Code

See instructions for additional filing requirements if
(1) the conversion creates a new domestic entity,
(2) the converted entity is a foreign entity that desires to transact business in Ohio; or
(3) if a domestic corporation or foreign corporation licensed in Ohio is the converting entity.

IN WITNESS WHEREOF, the conversion is authorized on behalf of the converting entity and that each person signing the certificate of conversion is authorized to do so.

Required
Must be signed by an authorized representative.

Signature

By (if applicable)

David J. LaRue

Print Name

Signature

By (if applicable)

Print Name

Signature

By (if applicable)

Print Name

Complete the information in this section.

AFFIDAVIT

In lieu of dissolution releases from various governmental authorities.

Forest City Enterprises, Inc.

Name of Corporation

The undersigned, being first duly sworn, declares that on the dates indicated below, each of the named state governmental agencies was advised IN WRITING of the scheduled date of filing of the Certificate and was advised IN WRITING of the acknowledgement by the corporation of the applicability of the provisions of section 1701.95 of the ORC.

Agency	Date Notified	Agency	Date Notified
Ohio Bureau of Workers' Compensation 30 W. Spring Street Columbus, Ohio 43215 *Only required for domestic for-profit corporations	12/14/15	Ohio Job & Family Services Status and Liability Section Data Correspondence Control **Fax:** 614-752-4811 **Phone:** 614-466-2319 **Overnight:** P.O. Box 182413 Columbus, OH 43218-2413 **Regular:** P.O. Box 182413 Columbus, OH 43218-2413	12/14/15
Agency Ohio Department of Taxation Taxpayer Services Division/Tax Release Unit PO Box 182382 Columbus, OH 43218-2382 Dissolution@tax.state.oh.us *Complete this date notified field only if the corporation is a domestic non-profit corporation or foreign corporation. [see* note below]	**Date Notified**	[x] The corporation is not required to pay or the department of taxation has not assessed any personal property tax.	

*Note: Domestic for-profit corporations must submit with this filing a Certificate of Tax Clearance issued by the Ohio Department of Taxation.

Note: This affidavit must be signed by one or more persons executing the certificate or by an officer of the corporation.

Signature: DaRue (signature) Title: President/Chief Executive Officer

David J. LaRue
Name

50 Public Square, Suite 1100
Mailing Address

Cleveland	Ohio	44113
City	State	Zip Code

Sworn to and subscribed in my presence on 12-18-15
Date

Seal

NOTARIAL SEAL
STATE OF OHIO

SUSANNA E. GROSSI
Notary Public - OHIO
My Commission Expires June 11, 2016

Susanna E. Grossi
Notary Public

Commission Expires 6-11-16
Date

AFFIDAVIT OF PERSONAL PROPERTY

State of: Ohio

County of: Cuyahoga

David J. LaRue
Name of Officer

President and Chief Executive Officer
Title of Officer

of

Forest City Enterprises, Inc.
Name of Corporation

and that this affidavit is made in compliance with Section 1701.86(H)(1) of the Ohio Revised Code.

That above-named corporation: (Check one (1) of the following)

- ☐ Has no personal property in any county in Ohio
- ☐ Is the type required to pay personal property taxes to state authorities only
- ☒ Has personal property in the following county (ies)

See Attachment.

Signature: [signature] Title: President and Chief Executive Officer

Sworn to and subscribed in my presence on Date 12-18-15

Seal

NOTARIAL SEAL STATE OF OHIO

SUSANNA E. GROSSI
Notary Public - OHIO
My Commission Expires June 11, 2016

Susanna E. Grossi
Notary Public

Expiration of Notary Public's Commission

Date 6-11-16

ATTACHMENT TO

CERTIFICATE OF CONVERSION

AFFIDAVIT OF PERSONAL PROPERTY

Forest City Enterprises, Inc. has personal property in the following counties:

Allen County

Ashtabula County

Coshocton County

Cuyahoga County

Greene County

Lake County

Lorain County

Mahoning County

Medina County

Montgomery County

Portage County

Scioto County

Stark County

Summit County